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                                                                                                              EXHIBIT 11.1

                                                    MAGNA GROUP, INC.
                                        COMPUTATION OF NET INCOME PER COMMON SHARE

                                                                                             YEAR ENDED DECEMBER 31
                                                                                        1995          1994          1993
                                                                                        ----          ----          ----
                                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
PRIMARY:
    Average common shares outstanding...............................................    27,745        26,516        24,369
    Net effect of stock options.....................................................       147           141           126
                                                                                       -------       -------       -------
        Total.......................................................................    27,892        26,657        24,495
                                                                                       =======       =======       =======
    Net income......................................................................   $51,222       $45,030       $37,487
        Less preferred stock dividends:
            Class B voting preferred................................................        (3)           (3)           (3)
                                                                                       -------       -------       -------
    Primary net income..............................................................   $51,219       $45,027       $37,484
                                                                                       =======       =======       =======
    Per common share:
        Net income..................................................................     $1.84         $1.69         $1.53
                                                                                       =======       =======       =======

FULLY DILUTED:
    Average common shares outstanding...............................................    27,745        26,516        24,369
    Net effect of stock options.....................................................       191           141           163
    Assumed conversion of:
        7% convertible subordinated capital notes...................................       895           969         1,008
        8-3/4% convertible subordinated debentures..................................        --            --            --
                                                                                       -------       -------       -------
            Average common shares and common share equivalents......................    28,831        27,626        25,540
                                                                                       =======       =======       =======
    Primary net income..............................................................   $51,219       $45,027       $37,484
    Elimination of interest net of related tax effects on:
        7% convertible subordinated capital notes...................................       757           819           856
        8-3/4% convertible subordinated debentures..................................        --            --            --
                                                                                       -------       -------       -------
    Fully diluted net income........................................................   $51,976       $45,846       $38,340
                                                                                       =======       =======       =======
    Per common share:
        Net income..................................................................     $1.80<FA>     $1.66<FA>     $1.50<FA>
                                                                                       =======       =======       =======

--------
<FA>For the years ended December 31, 1995, 1994 and 1993, inclusion of common stock equivalents for the 8-3/4% convertible subordinated debentures in the computation of fully diluted net income per share results in antidilution, and therefore, these are excluded from the computation.
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